                                                                     EXHIBIT 3.2

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                         ASSET ACCEPTANCE CAPITAL CORP.

                                FEBRUARY 2, 2004

                                TABLE OF CONTENTS

ARTICLE I.          OFFICES......................................................................................      1

   Section 1.01.  Registered Office..............................................................................      1
   Section 1.02.  Other Offices..................................................................................      1

ARTICLE II.         MEETINGS OF STOCKHOLDERS.....................................................................      1

   Section 2.01.  Place of Meetings..............................................................................      1
   Section 2.02.  Annual Meetings................................................................................      2
   Section 2.03.  Special Meetings...............................................................................      2
   Section 2.04.  Notice of Meetings.............................................................................      2
   Section 2.05.  List of Stockholders...........................................................................      2
   Section 2.06.  Quorum.........................................................................................      2
   Section 2.07.  Adjourned Meeting; Notice......................................................................      3
   Section 2.08.  Voting.........................................................................................      3
   Section 2.09.  Record Date for Stockholder Notice.............................................................      3
   Section 2.10.  Proxies........................................................................................      4
   Section 2.11.  Conduct of Meeting.............................................................................      4
   Section 2.12.  Inspectors and Judges..........................................................................      4
   Section 2.13.  Stockholder Proposals..........................................................................      4

ARTICLE III.        DIRECTORS....................................................................................      5

   Section 3.01.  Powers and Duties..............................................................................      5
   Section 3.02.  Number of Directors............................................................................      5
   Section 3.03.  Nomination, Classification, Election, Term, Removal, Vacancies, Resignation and
                    Newly Created Directorships..................................................................      6
   Section 3.04.  Place of Meetings..............................................................................      6
   Section 3.05.  Annual Meetings................................................................................      6
   Section 3.06.  Regular Meetings...............................................................................      6
   Section 3.07.  Special Meetings...............................................................................      6
   Section 3.08.  Notice of Meetings.............................................................................      6
   Section 3.09.  Quorum and Voting..............................................................................      6
   Section 3.10.  Compensation...................................................................................      7
   Section 3.11.  Action Without a Meeting.......................................................................      7
   Section 3.12.  Telephone Participation........................................................................      7
   Section 3.13.  Committees of the Board........................................................................      7

ARTICLE IV.         WAIVER OF NOTICES............................................................................      8

   Section 4.01.  Waiver.........................................................................................      8

ARTICLE V.          OFFICERS.....................................................................................      8

   Section 5.01.  Executive Officers.............................................................................      8
   Section 5.02.  Other Officers.................................................................................      8
   Section 5.03.  Authorities and Duties.........................................................................      8
   Section 5.04.  Tenure and Removal.............................................................................      8
   Section 5.05.  Vacancies......................................................................................      8
   Section 5.06.  Compensation...................................................................................      8

ARTICLE VI.         DUTIES OF OFFICERS...........................................................................      9

   Section 6.01.  Chairman of the Board..........................................................................      9
   Section 6.02.  Chief Executive Officer........................................................................      9
   Section 6.03.  President......................................................................................      9
   Section 6.04.  Chief Financial Officer........................................................................      9
   Section 6.05.  Vice President.................................................................................     10
   Section 6.06.  Secretary......................................................................................     10
   Section 6.07.  Treasurer......................................................................................     10
   Section 6.08.  Other Officers.................................................................................     10

ARTICLE VII.        SHARES.......................................................................................     10

   Section 7.01.  Stock Certificates; Form and Signature.........................................................     10
   Section 7.02.  Registered Stockholders........................................................................     11
   Section 7.03.  Transfer of Stock..............................................................................     11
   Section 7.04.  Lost Certificates..............................................................................     11
   Section 7.05.  Dividends and Distributions....................................................................     11
   Section 7.06.  Record Date For Purposes Other than Notice and Voting..........................................     11

ARTICLE VIII.       RECORDS AND REPORTS..........................................................................     12

   Section 8.01.  Maintenance of Books and Records...............................................................     12

ARTICLE IX.         INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS.....................................     12

   Section 9.01.  Indemnification of Directors, Officers and Other Persons.......................................     12

ARTICLE X.          MISCELLANEOUS................................................................................     12

   Section 10.01. Seal...........................................................................................     12
   Section 10.02. Fiscal Year....................................................................................     12
   Section 10.03. Checks.........................................................................................     12
   Section 10.04. General and Special Bank Accounts..............................................................     12
   Section 10.05. Contracts and Conveyances......................................................................     12

ARTICLE XI.         ADOPTION AND AMENDMENTS......................................................................     13

   Section 11.01. Power to Amend.................................................................................     13

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                         ASSET ACCEPTANCE CAPITAL CORP.

                                FEBRUARY 2, 2004

                                   ARTICLE I.
                                     OFFICES

         Section 1.01. Registered Office. The registered office of the Corporation shall be fixed in the Corporation's Amended and Restated Certificate of Incorporation, as the same may be amended from time to time.

         Section 1.02. Other Offices. The Corporation may maintain offices or places of business at such other locations within or without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                  ARTICLE II.
                            MEETINGS OF STOCKHOLDERS

         Section 2.01. Place of Meetings. Meetings of stockholders shall be held at any place, within or outside the State of Delaware, as designated by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law"). If so authorized, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, participate in a meeting of stockholders and be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that
(a) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (b) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and
(c) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

         Section 2.02. Annual Meetings. The annual meeting of stockholders for the election of directors shall be held at such time on such day, other than a legal holiday, as the Board of Directors in each such year determines. At the annual meeting, the stockholders entitled to vote for the election of directors shall elect, by a plurality vote, a Board of Directors and transact such other business as may properly come before the meeting.

         Section 2.03. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may be called only as provided in the Amended and Restated Certificate of Incorporation. At any special meeting of stockholders, only such business may be transacted as is related to the purpose or purposes set forth in the notice of such meeting.

         Section 2.04. Notice of Meetings. Written notice of every meeting of stockholders, stating the place, date and hour thereof, the means of remote communication, if any, and, in the case of a special meeting of stockholders, the purpose or purposes thereof and the person or persons by whom or at whose direction such meeting has been called and such notice is being issued, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President, the Secretary, or the persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his, her or its address as it appears on the stock transfer books of the Corporation. Nothing herein contained in these Amended and Restated Bylaws shall preclude the stockholders from waiving notice as provided in Section 4.01.

         Section 2.05. List of Stockholders. The Secretary or agent having charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list, for a period of ten (10) days prior to such meeting, shall be kept at the principal place of business of the Corporation or at the office of the transfer agent or registrar of the Corporation and such other places as required by statute and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder at any time during the meeting. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

         Section 2.06. Quorum. The holders of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote, present in person or represented by proxy, shall be necessary to and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Amended and Restated Certificate of Incorporation. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of statute or of the Amended and Restated Certificate of

Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

         Section 2.07. Adjourned Meeting; Notice.

         (a) Any stockholders meeting, either annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the voting power of the shares represented at the meeting, either in person or by proxy. In the absence of a quorum, no other business may be transacted at that meeting except as provided in Section 2.06.

         (b) When any stockholders meeting, either annual or special, is adjourned to another time or place or means of remote communication, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. However, if a new record date for the adjourned meeting is fixed or if the adjournment is for more than thirty (30) days after the date set for the original meeting, then notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting the Corporation may transact business that might have been transacted at the original meeting.

         Section 2.08. Voting. The voting rights of stockholders shall be as provided in the Amended and Restated Certificate of Incorporation.

         Section 2.09. Record Date for Stockholder Notice.

         (a) For purposes of determining the stockholders entitled to notice of any meeting or to vote at any meeting, the Board of Directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting, and in such event only stockholders of record on the date so fixed are entitled to notice and to vote, notwithstanding any transfer of any shares on the books of the Corporation after the record date.

         (b) If the Board of Directors does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a stockholders meeting shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

         (c) A determination of stockholders of record entitled to notice of or to vote at a stockholders meeting shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board of Directors shall fix a new record date if the meeting is adjourned for more than thirty (30) days from the date set for the original meeting.

         (d)      The record date for any other purpose shall be as provided in
Section 7.06.

         Section 2.10. Proxies. Every stockholder entitled to vote at a meeting may authorize another person or persons to act for such stockholder by proxy. Each proxy shall be in writing executed by the stockholder giving the proxy or by his duly authorized attorney. No proxy shall be valid after the expiration of three (3) years from its date, unless a longer period is provided for in the proxy. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it, or his legal representatives or assigns except in those cases where an irrevocable proxy permitted by statute has been given.

         Section 2.11. Conduct of Meeting. The Chairman of the Board shall preside at all meetings of the stockholders. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all such meetings. In the absence of the Chairman of the Board or the Chief Executive Officer, the President shall preside at all such meetings. If none of the Chairman of the Board, the Chief Executive Officer or the President is present, then any other director chosen by the directors in attendance shall preside. The Secretary of the Corporation, or, in his or her absence, an Assistant Secretary, if any, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the person presiding at the meeting shall appoint a secretary of the meeting.

         Section 2.12. Inspectors and Judges. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment thereof. If an inspector or inspectors or judge or judges are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors or judges. In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by appointment made by the person presiding at the meeting. Each inspector or judge, if any, before entering upon the discharge of his duties, shall take and sign an oath to faithfully execute the duties of inspector or judge at such meeting with strict impartiality and according to the best of his ability. The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each class and series, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing on any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

         Section 2.13. Stockholder Proposals. (a) At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors. At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors, or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this
Section 2.13, who shall be entitled to vote at such meeting and who complies with the procedures set forth below.

         (b) For business to be properly brought before an annual meeting of stockholders, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting with respect to which such notice is to be tendered is not held within thirty (30) days before or after such anniversary date, notice by the stockholder to be timely must be received no later than the close of business on the tenth (10th) day following the day on which notice of the date of the meeting or public disclosure thereof was given or made. Such stockholder's notice shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,
(ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and the number of shares of stock of the Corporation which are beneficially owned by the stockholder, and
(iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with such business and any material interest of the stockholder in such business.

         (c) Notwithstanding anything in these Amended and Restated Bylaws to the contrary, no business shall be conducted at a stockholders meeting except in accordance with the procedures set forth in this Section 2.13. If the Board of Directors shall determine that business was not properly brought before the meeting in accordance with the procedures set forth in this Section 2.13, the person presiding at such meeting shall so declare to the meeting and any such business not properly brought before such meeting shall not be transacted.

         (d) Notwithstanding the foregoing provisions of this Section 2.13, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder with respect to the matters set forth in this Section
2.13. Nothing in this Section 2.13 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to the Exchange Act.

         (e) Notwithstanding the foregoing provision of this Section 2.13, stockholder nominations of persons for election to the Board of Directors shall be governed by the Amended and Restated Certificate of Incorporation.

                                  ARTICLE III.
                                    DIRECTORS

         Section 3.01. Powers and Duties. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Amended and Restated Certificate of Incorporation or by these Amended and Restated Bylaws directed or required to be exercised or done by the stockholders.

         Section 3.02. Number of Directors. The number of directors which shall constitute the Board of Directors shall be initially be fixed by the incorporator and thereafter from time to time by a vote of a majority of the entire Board of Directors.

         Section 3.03. Nomination, Classification, Election, Term, Removal, Vacancies, Resignation and Newly Created Directorships. The nomination, classification, election, term, removal and newly created directorships shall be governed by the Amended and Restated Certificate of Incorporation. Any director may resign at any time upon notice of resignation to the Corporation.

         Section 3.04. Place of Meetings. All meetings of the Board of Directors may be held either within or without the State of Delaware.

         Section 3.05. Annual Meetings. The annual meetings of the Board of Directors shall be held immediately following the annual meeting of stockholders, and no notice of such meeting to the Board of Directors shall be necessary in order to legally constitute the meeting, provided a quorum shall be present. The annual meeting of the Board of Directors shall be for the purposes of organization, election of officers and the transaction of other business.

         Section 3.06. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors. Such meetings shall include executive sessions of the independent directors of the Corporation.

         Section 3.07. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on three
(3) days' notice to each director, either personally or by mail or by facsimile or electronic communication; special meetings shall be called by the Chairman of the Board, President or Secretary in like manner and on like notice on the written request of two or more directors unless the Board of Directors consists of only one director; in which case special meetings shall be called by the Chairman of the Board, President or Secretary in like manner and on like notice on the written request of the sole director.

         Section 3.08. Notice of Meetings. Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Secretary or an Assistant Secretary and shall state the place, date and time of the meeting. Notice of each such meeting shall be given orally or shall be mailed or sent by courier to each director at his or her residence or usual place of business. If notice of less than three (3) days is given, it shall be oral, whether by telephone or in person, or sent by special delivery mail, courier, or telegraph. If mailed, the notice shall be given when deposited in the United States mail, postage prepaid. If sent by courier, the notice shall be given when deposited with a nationally recognized delivery service, next day delivery requested, delivery fee prepaid. Notice of any adjourned meeting, including the place, date and time of the new meeting, shall be given to all directors not present at the time of the adjournment, as well as to the other directors unless the place, date and time of the new meeting is announced at the adjourned meeting. Nothing herein contained shall preclude the directors from waiving notice as provided in Section 4.01 hereof.

         Section 3.09. Quorum and Voting. At all meetings of the Board of Directors, a majority of the entire Board of Directors shall be necessary to, and shall constitute a quorum for, the transaction of business, unless otherwise provided by any applicable provision of law, by these Amended and Restated Bylaws, or by the Amended and Restated Certificate of

Incorporation. The act of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors, unless otherwise provided by an applicable provision of law, by these Amended and Restated Bylaws, or by the Amended and Restated Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present at such meeting may adjourn the meeting from time to time, until a quorum shall be present.

         Section 3.10. Compensation. Unless otherwise restricted by the Amended and Restated Certificate of Incorporation or these Amended and Restated Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         Section 3.11. Action Without a Meeting. Unless otherwise restricted by the Amended and Restated Certificate of Incorporation or these Amended and Restated Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or facsimile or electronic transmission, and the writing or writings or facsimile or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

         Section 3.12. Telephone Participation. Unless otherwise restricted by the Amended and Restated Certificate of Incorporation or these Amended and Restated Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         Section 3.13. Committees of the Board. The Board of Directors shall designate an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committees and may designate one or more other committees, with each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Each committee (including the members thereof) shall serve at the pleasure of the Board of Directors and shall keep minutes of its meetings and report the same to the Board of Directors. Except as otherwise provided by law, each such committee, to the extent provided in the resolution establishing it, shall have and may exercise all the authority of the Board of Directors with respect to all matters.

                                   ARTICLE IV.
                                WAIVER OF NOTICES

         Section 4.01. Waiver. Whenever any notice is required to be given under the provisions of the statutes or of the Amended and Restated Certificate of Incorporation or of these Amended and Restated Bylaws, a waiver thereof in writing, signed by the person or persons entitled to notice or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the required notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                   ARTICLE V.
                                    OFFICERS

         Section 5.01. Executive Officers. The officers of the Corporation shall be a Chairman of the Board, a President, a Chief Executive Officer, a Chief Financial Officer, a Secretary and a Treasurer. Any person may hold two or more of such offices. The officers of the Corporation shall be elected annually (and from time to time by the Board of Directors, as vacancies occur), at the annual meeting of the Board of Directors following the meeting of stockholders at which the Board of Directors was elected.

         Section 5.02. Other Officers. The Board of Directors may appoint such other officers and agents, including Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, as it shall at any time or from time to time deem necessary or advisable.

         Section 5.03. Authorities and Duties. All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of business and affairs of the Corporation as may be provided in these Amended and Restated Bylaws, or, to the extent not so provided, as may be prescribed by the Board of Directors.

         Section 5.04. Tenure and Removal. The officers of the Corporation shall be elected or appointed to hold office until their respective successors are elected or appointed. All officers shall hold office at the pleasure of the Board of Directors, and any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors for cause or without cause at any regular or special meeting.

         Section 5.05. Vacancies. Any vacancy occurring in any office of the Corporation, whether because of death, resignation or removal, with or without cause, or any other reason, shall be filled by the Board of Directors.

         Section 5.06. Compensation. The salaries and other compensation of all officers and agents of the Corporation shall be fixed by or in the manner prescribed by the Board of Directors.

                                   ARTICLE VI.
                               DUTIES OF OFFICERS

         Section 6.01. Chairman of the Board. The Chairman of the Board, if such office is filled, shall preside at all meetings of the stockholders (in accordance with Section 2.11) and of the Board of Directors at which the Chairman is present and shall perform such other duties as the Board of Directors may from time to time prescribe.

         Section 6.02. Chief Executive Officer. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect and shall have the general powers of supervision and management usually vested in the chief executive officer of a corporation, including the authority to vote all securities of other corporations, limited liability companies and business organizations which are held by the Corporation and shall have such other powers and duties as the Board of Directors may from time to time prescribe. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and directors.

         Section 6.03. President. The President shall have general charge of the business and affairs of the Corporation subject to the control of the Board of Directors and the Chief Executive Officer and, in the absence of the Chairman of the Board and the Chief Executive Officer, shall preside at all meetings of the stockholders and directors. The President shall perform such other duties as are properly required of him or her by the Board of Directors.

         Section 6.04. Chief Financial Officer. The powers and duties of the Chief Financial Officer are:

         (a) To supervise the corporate-wide treasury functions and financial reporting to external bodies;

         (b) To have the custody of all funds, securities, evidence of indebtedness and other valuable documents of the Corporation and, at the Chief Financial Officer's discretion, to cause any or all thereof to be deposited for account of the Corporation at such depositary as may be designated from time to time by the Board of Directors or, if not designated by the Board of Directors, at such depository as may be designated by the President or the Chief Financial Officer;

         (c) To receive or cause to be received, and to give or cause to be given, receipts and acquittances for monies paid in for the account of the Corporation;

         (d) To disburse, or cause to be disbursed, all funds of the Corporation as may be directed by the Board of Directors, taking proper vouchers for such disbursements;

         (e) To render to the Chief Executive Officer and President, and to the Board of Directors, whenever they may require, accounts of all transactions and of the financial condition of the Corporation; and

         (f) Generally to do and perform all such duties as pertain to the office of Chief Financial Officer and as may be required by the Board of Directors.

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         Section 6.05. Vice President. Each Vice President (including Executive,
Senior, and Assistant Vice Presidents), if any, shall perform such duties as may from time to time be assigned to him or her by the President, the Chief
Executive Officer or the Board of Directors.

         Section 6.06. Secretary. Unless otherwise directed by the Board of Directors or the President, the Secretary shall attend all meetings of the stockholders and all meetings of the Board of Directors and shall record all proceedings taken at such meetings in a book to be kept for that purpose. The Secretary shall see that all notices of meetings of stockholders and meetings of the Board of Directors are duly given in accordance with the provisions of these Amended and Restated Bylaws or as required by law. The Secretary shall be the custodian of the records and of any corporate seal or seals of the Corporation. The Secretary shall have authority to affix any corporate seal or seals to all documents, the execution of which, on behalf of the Corporation, under its seal, is duly authorized, and when so affixed it may be attested by the Secretary's signature. In general, the Secretary shall perform all duties incident to the office of the Secretary of a corporation, and shall perform such duties as may from time to time be assigned to him or her by the President, the Chief Executive Officer or the Board of Directors.

         Section 6.07. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation and shall deposit, or cause to be deposited, in the name and to the credit of the Corporation, all moneys and valuable effects in such banks, trust companies, or other depositories as shall from time to time be selected by the Board of Directors. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. The Treasurer shall render to the President, the Chief Executive Officer and each member of the Board of Directors, whenever requested by any such person, an account of all of his transactions as Treasurer and of the financial condition of the Corporation. In general, the Treasurer shall perform all of the duties incident to the office of the Treasurer of a corporation, and shall perform such duties as may from time to time be assigned to him or her by the President, the Chief Executive Officer or the Board of Directors.

         Section 6.08. Other Officers. The Board of Directors may also elect or may delegate to the President or the Chief Executive Officer the power to appoint such other officers as it may at any time or from time to time deem advisable, and any officers so elected or appointed shall have such authority and shall perform such duties as may from time to time be assigned to him or her by the President, the Chief Executive Officer or the Board of Directors.

                                  ARTICLE VII.
                                     SHARES

         Section 7.01. Stock Certificates; Form and Signature. The shares of the Corporation's capital stock shall be represented by a certificate unless the Board of Driectors directs that some classes or series of capital stock be uncertificated. Certificates shall be signed by, or in the name of the Corporation by, the Chairman of the Board, the President or any Vice-President, and by the Secretary or Treasurer, or an Assistant Treasurer or Assistant Secretary of the Corporation. Any of or all the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such

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certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         Section 7.02. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable laws.

         Section 7.03. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.

         Section 7.04. Lost Certificates. The Corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost, mutilated, stolen or destroyed, and the Board of Directors or the officers of the Corporation may require the owner of such lost, mutilated, stolen or destroyed certificate, or such owner's legal representatives, to make an affidavit of the fact and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, mutilation, theft or destruction of any such certificate or the issuance of any such new certificate.

         Section 7.05. Dividends and Distributions. Dividends and other distributions upon or with respect to outstanding shares of the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, bonds, property, or in shares of the capital stock of the Corporation. The Board of Directors shall have full power and discretion, subject to the provisions of the Amended and Restated Certificate of Incorporation or the terms of any other corporate document or instrument to determine what, if any, dividends or distributions shall be declared and paid or made.

         Section 7.06. Record Date For Purposes Other than Notice and Voting. For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted and which shall not be more than sixty (60) days before any such action. In that case, only stockholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date so fixed, except as otherwise provided in these Amended and Restated Bylaws. If the Board of Directors does not so fix a record date,

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

then the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the applicable resolution.

                                  ARTICLE VIII.
                               RECORDS AND REPORTS

         Section 8.01. Maintenance of Books and Records. The proper officers and agents of the Corporation shall keep and maintain such books, records and accounts of the Corporation's business and affairs, minutes of the proceedings of its stockholders, Board of Directors and committees, if any, and such stock ledgers and lists of shareholders, as the Board of Directors shall deem advisable, and as shall be required by the laws of the State of Delaware and other states or jurisdictions empowered to impose such requirements. Books, records and minutes may be kept within or without the State of Delaware in a place which the Board shall determine.

                                   ARTICLE IX.
            INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS

         Section 9.01. Indemnification of Directors, Officers and Other Persons. The indemnification of directors, officers and other persons shall be as provided in the Amended and Restated Certificate of Incorporation.

                                   ARTICLE X.
                                  MISCELLANEOUS

         Section 10.01. Seal. If the Board of Directors elects to adopt a corporate seal, the corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         Section 10.02. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

         Section 10.03. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         Section 10.04. General and Special Bank Accounts. The Board of Directors may authorize from time to time the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board of Directors may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may be delegated by the Board of Directors from time to time. The Board of Directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Amended and Restated Bylaws, as it may deem expedient.

         Section 10.05. Contracts and Conveyances. The Board of Directors of the Corporation may in any instance designate the officer and/or agent who shall have authority to

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execute any contract, conveyance, mortgage or other instrument on behalf of the
Corporation, or may ratify or confirm any execution. When the execution of any instrument has been authorized without specification of the executing officers or agents, the Chairman of the Board, the President or any Vice President, and the Secretary or Assistant Secretary or Treasurer or Assistant Treasurer, may execute the same in the name and on behalf of this Corporation and may affix the corporate seal thereto.

                                   ARTICLE XI.
                             ADOPTION AND AMENDMENTS

         Section 11.01. Power to Amend. The power to adopt, amend or repeal these Amended and Restated Bylaws shall be only as provided in the Amended and Restated Certificate of Incorporation.

         I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the Amended and Restated Bylaws of Asset Acceptance Capital Corp., a Delaware corporation, as in effect on the date hereof.

Dated: February 2, 2004                   /s/ Nathaniel F. Bradley IV
                                          --------------------------------------
                                          Nathaniel F. Bradley IV
                                          President and Chief Executive Officer

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